EXHIBIT 99.4

RANDOM SOURCE INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets at March 31, 2012 (Unaudited) and December 31, 2011	F-2

Consolidated Statements of Operations – For the three months ended March 31, 2012 and 2011 (Unaudited)	F-3

Consolidated Statements of Cash Flows – For the three months ended March 31, 2012 and 2011 (Unaudited)	F-4

Notes to Unaudited Consolidated Financial Statements	F-5 to F-17

RANDOM SOURCE INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2012	2011
	(Unaudited)

ASSETS

Current assets:
Cash	$47,139	$277,857
Accounts receivable - net	463,653	361,325
Inventory	23,857	9,020
Other receivables	15,622	12,444
Due from related party	2,691	2,691
Prepaid expenses and other current assets	68,102	73,097

Total current assets	621,064	736,434

Other assets:
Property and equipment, net	27,406	31,302
Intangible asset, net	779,142	861,747
Deposits	129,550	49,673
Total other assets	936,098	942,722

Total assets	$1,557,162	$1,679,156

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$503,779	$487,460
Accounts payable - related party	367,022	300,939
Loan payable	47,304	-
Notes payable - short term	55,681	55,681
Deferred discount - short term	100,000	100,000
Customer deposits	20,811	15,285
Due to related parties	25,000	156,505
Total current liabilities	1,119,597	1,115,870

LONG-TERM LIABILITIES:
Notes payable - long term	50,638	64,558
Deferred discount - long term	225,000	250,000
Total liabilities	1,395,235	1,430,428

Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares
authorized: no shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares
authorized: 121,203,803 shares and 117,003,803 shares
issued and outstanding at March 31, 2012 and December 31, 2011, respectively	121,204	117,004
Additional paid-in capital	1,122,096	1,103,046
Accumulated deficit	(1,081,373)	(971,322)
Total stockholders' equity	161,927	248,728

Total liabilities and stockholders' equity	$1,557,162	$1,679,156

See accompanying notes to unaudited consolidated financial statements.

RANDOM SOURCE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE THREE MONTHS	FOR THE THREE MONTHS
	ENDED	ENDED
	MARCH 31, 2012	MARCH 31, 2011
	(Unaudited)	(Unaudited)

Net sales	$4,019,915	$590,134

Cost of sales	3,512,350	474,291

Gross profit	507,565	115,843

Operating expenses:
Depreciation and amortization	86,501	7,225
Marketing, selling and advertising expenses	42,692	4,118
Compensation and related taxes	285,965	49,779
Professional and consulting fees	70,953	34,577
General and administrative	129,249	29,109
Total operating expenses	615,360	124,808

Loss from operations	(107,795)	(8,965)

Other expense
Interest expense	(2,256)	(418)
Total other expense	(2,256)	(418)

Loss before provision for income taxes	(110,051)	(9,383)

Provision for income taxes	-	-

Net loss	$(110,051)	$(9,383)

WEIGHTED AVERAGE COMMON SHARES
Basic and Diluted	121,157,649	100,694,444

NET LOSS PER COMMON SHARE:
OUTSTANDING - Basic and Diluted	(0.00)	(0.00)

See accompanying notes to unaudited consolidated financial statements.

RANDOM SOURCE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE THREE MONTHS	FOR THE THREE MONTHS
	ENDED	ENDED
	MARCH 31, 2012	MARCH 31, 2011
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(110,051)	$(9,383)
Adjustments to reconcile net loss to net provided by (cash used) in operating activities:
Common stock issued for services	24,500	-
Depreciation and amortization	86,501	7,225

Changes in operating assets and liabilities
Accounts receivable	(102,328)	(208,872)
Inventory	(14,837)	(16,055)
Other receivables	(3,178)	(3,604)
Due from related party	-	-
Prepaid expenses and other current assets	4,995	(46,380)
Deposits	(79,877)	-
Accounts payable and accrued liabilities	63,623	207,581
Accounts payable - related party	66,083	4,939
Customer deposits	5,526	-
Deferred discount - long term	(25,000)	-
Net cash used in operating activities	(84,043)	(64,549)

Cash flows from investing activities:
Cash used in acquisition of business	-	(100,000)
Net cash used in investing activities	-	(100,000)

Cash flows from financing activities:
Payments on notes payable	(13,920)	-
Proceeds from related party advances, net of
repayments on related party advances	(131,505)	(80,331)
Proceeds from loan payable, net of
repayments on loan payable	47,304	-
Collection of subscription receivable	-	200
Issuance cost on sale of common stock	(1,250)	-
Proceeds from sale of common stock	-	550,000
Net cash (used in) provided by financing activities	(99,371)	469,869

Net (decrease) increase in cash	(183,414)	305,320

Cash at beginning of year	277,857	42,099

Cash at end of period	$94,443	$347,419

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$7,185	$2,128
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of notes payable in connection with the acquisition of business	$-	$162,000
Value of intangible assets upon acquisition of business	$-	$241,265
Purchase of property and equipment upon acquisition of business	$-	$17,671
Purchase of other current assets upon acquisition of business	$-	$3,064

See accompanying notes to unaudited consolidated financial statements.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2012

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Random Source Inc. (the “Company”) was incorporated under the laws of the State of Florida in September 2008. The Company operates and sells office supplies such as high-quality, brand-name office products primarily to medium and large-sized businesses through its retail websites. The Company carries a wide selection of merchandise, including general office supplies, business machines and computers, office furniture, and other business-related products.

On March 9, 2011, the Company acquired 100% of the outstanding stock of Lamfis, Inc. (“Lamfis”) which does business as Hinson Office Supply for $262,000. Lamfis was incorporated under the laws of the State of Florida in May 1991. Lamfis operates as a company that sells through our retail websites, office supplies and office products primarily to school districts and government agencies located in the State of Florida primarily in Broward and Miami-Dade counties.

A newly-formed wholly-owned subsidiary, Superwarehouse Business Products Inc. (“Superwarehouse”), a Florida corporation was formed on September 22, 2011. Following the formation of Superwarehouse, in October 2011, the Company acquired the business and assets of Superwarehouse Enterprises, Inc. (“SWH, Inc.”) and Superwarehouse Gov, LLC (“SWH GOV”) under an Article 9 foreclosure sale initiated by their major and senior creditor pursuant to a bill of sale agreement. The purchase price was for $750,000. SWH, Inc. and SWH GOV were in the business of selling office supplies and office products primarily to medium and large-sized businesses through retail websites. The fair value of all the assets acquired was adjusted directly on the financial statements of the Company's subsidiary, Superwarehouse.

Basis of Presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).  The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries.  All material intercompany balances and transactions have been eliminated in consolidation. All adjustments (consisting of normal recurring items) necessary to present fairly the Company's financial position as of March 31, 2012, and the results of operations and cash flows for the three months ended March 31, 2012 have been included. The results of operations for the three months ended March 31, 2012 are not necessarily indicative of the results to be expected for the full year. The accounting policies and procedures used in the preparation of these consolidated financial statements have been derived from the audited financial statements of the Company for the year ended December 31, 2011, which are contained in this Form 8-K and such consolidated balance sheet as of December 31, 2011 was derived from those financial statements.

Use of Estimates and Assumptions

The  preparation  of  the consolidated financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, the allowance for bad debts, the useful life of property and equipment, useful life of intangible assets and common stock issued for services.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2012

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

FASB Accounting Standards Codification

The issuance by Financial Accounting Standards Board (“FASB”) of the Accounting Standards Codification  (“ASC”) on July 1, 2009 (effective for interim or annual reporting periods ending after September 15, 2009), changes the way that GAAP is referenced. Beginning on that date, ASC officially became the single source of authoritative nongovernmental GAAP; however, SEC registrants must also consider rules, regulations, and interpretive guidance issued by the SEC or its staff. The change affects the way the Company refers to GAAP in financial statements and in its accounting policies. All existing standards that were used to create ASC became superseded. Instead, references to standards consist solely of the number used in the ASC’s structural organization.

Fair Value of Financial Instruments

The Company adopted FASB ASC 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying amounts reported in the consolidated balance sheet for accounts receivable, other receivables, prepaid expenses, accounts payable, accrued liabilities, and customer deposits approximate their estimated fair market value based on the short-term maturity of these instruments.

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’ account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. In addition to the basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. At March 31, 2012, the Company has not reached bank balances exceeding the FDIC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2012

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segments

The Company’s activities are within the office products and office supplies retail industry, which is the single industry segment the Company operates. Each operating subsidiary represents an operating segment and these segments have been aggregated, as the operating units meet all of the aggregation criteria. The Company has aggregated its operating segments based on the aggregation criteria outlined in ASC 280-10, which states that two or more operating segments may be aggregated into a single operating segment if aggregation is consistent with the objective and basic principles of the Statement, if the segments have similar economic characteristics, similar product, similar production processes, similar customers and similar methods of distribution. Therefore, the Company has a single operating segment for financial reporting purposes.

Revenue Recognition

The Company follows the guidance of the FASB ASC 605-10-S99 “Revenue Recognition Overall – SEC Materials”. The Company records revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Revenues consist primarily of product sales.

Accounts Receivable

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote.  As of March 31, 2012 and December 31, 2011, our allowance for doubtful accounts totaled $4,300 and $4,300, respectively. The Company did not consider it necessary to record any bad debt expense during the three months ended March 31, 2012 and 2011.

Inventory

Inventory, consisting of finished goods related to the Company’s products are stated at the lower of cost or market utilizing the first-in, first-out method.

Concentrations of Credit Risk and Major Customers

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions. Most of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

As of March 31, 2012, 18 customers accounted for 23% of total accounts receivable. As of December 31, 2011, 8 customers accounted for 15% of total accounts receivable. No single customer accounted for greater than 10% of sales of the Company for the three months ended March 31, 2012 and 2011.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2012

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Prepaid expenses and other current assets

Prepaid expenses and other current assets of $68,102 and $73,097 at March 31, 2012 and December 31, 2011, respectively, consist primarily of costs paid for future services which will occur within a year. Prepaid expenses include prepayments in cash for web marketing services, computer support services, consulting and business advisory services, and prepaid insurance which are being amortized over the terms of their respective agreements.

Deposits

Deposits at March 31, 2012 and December 31, 2011 were $129,550 and $49,673, respectively, which consist of security deposits paid to third parties for office lease and credit card merchant holdbacks.

Customer Deposit

Customer deposits at March 31, 2012 and December 31, 2011 were $20,811 and $15,285, respectively, which consist of prepayments from third party customers to the Company and customer refunds. The Company will recognize the prepayments as revenue upon delivery of the products, in compliance with its revenue recognition policy.

Marketing, selling and advertising costs

Marketing, selling and advertising costs are expensed as incurred.  Such expenses for the three months ended March 31, 2012 and 2011 totaled 42,692 and $4,118, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

The Company follows ASC 740 rules governing uncertain tax positions, which provides guidance for recognition and measurement. This prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognization, classification and disclosure of these uncertain tax positions.

Basic and Diluted Net Loss per Share

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. At March 31, 2012, the Company has 180,000 outstanding options and 14,397,000 outstanding warrants. At March 31, 2011, the Company has 240,000 outstanding options.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  Depreciation is calculated on a straight-line basis over the estimated useful life of the assets, generally two to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the remaining term of the lease.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2012

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to FASB ASC 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. The Company did not consider it necessary to record any impairment charges during the three months ended March 31, 2012 and 2011.

Goodwill and Other Intangible Assets

In accordance with ASC 350- 30-65 “Goodwill and Other Intangible Assets”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;

2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company did not consider it necessary to record any impairment charge on its intangible assets during the three months ended March 31, 2012 and 2011.

Employee Benefit Plan

The Company offers a SIMPLE IRA plan which was established in December 2009 for all eligible employees. Employees meeting certain eligibility requirements can participate in the plan.  Under the plan, the Company matches employee contributions to the plan up to 1% of the employee’s salary.  The Company made matching contributions of 1% totaling $325 and $79 during the three months ended March 31, 2012 and 2011, respectively.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2012

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

Recent Accounting Pronouncements

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated life	December 31, 2011	December 31, 2011

Transportation equipment	2 years	17,671	17,671
Furniture and fixtures	7 years	4,617	4,617
Leasehold improvement	3 years	18,266	18,266
Less: Accumulated depreciation		(13,148)	(9,252)
		$27,406	$31,302

For the three months ended March 31, 2012 and 2011, depreciation expense amounted to $3,896 and $523, respectively.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2012

NOTE 3 – INTANGIBLE ASSETS

Intangible assets which were acquired from the acquisition by the Company of Lamfis and SWH consisted of the following:

	March 31, 2012	December 31, 2011

Customer lists	$991,265	$991,265
Accumulated amortization	(212,123)	(129,518)
Intangible assets, net	$779,142	$861,747

Customer lists for its subsidiary, Lamfis, are being amortized on a straight-line basis over the estimated useful life of three years. Customer lists related to the acquisition of the business of SWH Inc. and SWH GOV, are amortized over the estimated useful life of three years. The Company assesses fair market value for any impairment to the carrying values.  As of March 31, 2012 and December 31, 2011 management concluded that there was no impairment to the acquired assets.

The weighted average amortization period on total is approximately 2.50 years. Amortization expense for the three months ended March 31, 2012 and 2011 was $82,605 and $6,702, respectively.

Future amortization of intangible assets, net is as follows:
2012	$247,817
2013	330,422
2014	200,903
Total	$779,142

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following:

	March 31, 2012	December 31, 2011

Accounts payable - trade	694,499	589,309
Credit card	22,075	17,457
Accrued expenses	43,034	78,453
Accrued payroll, vacation and payroll tax	79,306	63,724
Sales and business tax payable	31,887	39,456
Total	$870,801	$788,399

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2012

NOTE 5 – LOAN PAYABLE

In December 2011, the Company entered into a Business Loan and Security Agreement (the “Agreement”) whereby the borrower agreed to lend the Company up to a total amount of $71,000 which will be used for business purposes only. The maturity date of such loan ends 365 days after the disbursement of the initial loan which occurred on January 3, 2012. The loan includes a repayment rate of 30% which shall be applied to the amount of the loan. Additionally, a non-refundable fee equal to 6% of the original principal balance (the “loan fee”) of the loan and shall be payable upon the earliest of (a) the date upon which the loan is repaid in full (b) maturity date or (c) upon occurrence of event of default as defined in the Agreement. The lender has the right to accelerate the repayment of and declare immediately due and payable portion of the outstanding loan as defined in the Agreement. Upon the maturity date, the outstanding balance shall be immediately due and payable in full. Thereafter, until the outstanding balance is paid in full, the repayment rate shall be increased to 100%. The borrower also has the right to increase the repayment rate, temporarily or permanently, after the occurrence and during the continuance of an event of default. Pursuant to the Agreement, the Company has granted the borrower collateral and security interest in all of the assets and rights of the Company as defined in the Agreement, except as otherwise indicated. As of March 31, 2012 and December 31, 2011, loan payable including related fees and interest under this agreement amounted to $47,304 and $0, respectively.

NOTE 6 – NOTES PAYABLE

On March 9, 2011, the Company acquired 100% of the outstanding stock of Lamfis for $262,000. The stock purchase agreement calls for a $100,000 cash down payment with the balance of $162,000 payable in equal monthly installments of $4,640, fully amortized over thirty-six months with interest accruing at a rate of 2% per annum and matures on April 9, 2014.  Promissory Notes were issued to the former shareholders of Lamfis. The agreement calls for the last installment payment to be waived should the Company make all payments in a timely fashion. As of March 31, 2012 and December 31, 2011, accrued interest on these notes amounted to $0.

At December 31, 2011, note payable – short and long term portion consisted of the following:

	March 31, 2012	December 31, 2011
Total notes payable	$106,319	$120,239
Less: current portion	55,681	55,681
Long term portion	$50,638	$64,558

Future debt payments are as follows:

2012	$55,681
2013	50,638
Total	$106,319

NOTE 7 – STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue up to 500,000,000 shares of common stock, $.001 par value per share. As of March 31, 2012 and December 31, 2011, the Company had 121,203,803 shares and 117,003,803 shares outstanding, respectively. Holders are entitled to one vote for each share of common stock (or its equivalent).

In January 2012, the Company issued 4,200,000 shares of common stock in connection with a 3 year consulting and advisory agreement (see Note 9). The Company valued these common shares at the fair market value on the date of grant at $0.07 or $294,000 which shall be amortized pursuant to the terms of the consulting agreement. The Company has recognized stock-based consulting expense of $24,500 during the three months ended March 31, 2012.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2012

NOTE 7 – STOCKHOLDERS’ EQUITY (continued)

Common Stock Options

Information related to options granted under the 2010 Equity Compensation Plan and activity for the period then ended is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2011	180,000	$0.10	3.42
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Balance outstanding at March 31, 2012	180,000	$0.10	3.17

Options exercisable at end of year	-	$-
Options expected to vest	180,000
Weighted average fair value of options granted during the period		$-

Stock options outstanding at March 31, 2012 as disclosed in the above table have no intrinsic value at the end of the period.

Common Stock Warrants

A summary of the status of the Company's outstanding stock warrants and changes during the period then ended is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2011	14,397,000	$0.30	2.25
Granted	-	-	-
Cancelled	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Balance at March 31, 2012	14,397,000	$0.30	2.00

Warrants exercisable at March 31, 2012	14,397,000	$0.30	2.00
Weighted average fair value of warrants granted during the period		$-

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2012

NOTE 8 – RELATED PARTY TRANSACTIONS

From time to time the Company also enters into transactions with Computer Nerds International, Inc. (“Computer Nerds”), a company owned by certain of the Company’s Officers, including:

●
The Company purchased inventories and products for sale from Computer Nerds totaling approximately $2,652,000 and $12,800 during the three months ended March 31, 2012 and 2011, respectively. The Company’s sales to Computer Nerds totaling approximately $300 and $0 during the three months ended March 31, 2012 and 2011, respectively. Accounts payable to Computer Nerds as of March 31, 2012 and December 31, 2011, was $367,022 and $300,939, respectively, and were reflected as accounts payable – related party in the accompanying consolidated balance sheets.

Additionally, on October 25, 2011, the Company, through its subsidiary, Superwarehouse, entered into a Distribution Agreement (the “Agreement”) with Computer Nerds whereby the Company appoints Computer Nerds as its non-exclusive distributor of the Company’s products in order to market, promote, distribute, and sell the product to its customers, directly or indirectly and shall include all products, territories, geographies, customers and markets without restriction. The initial term of this Agreement began on October 25, 2011 and shall end on December 31, 2012. The term shall automatically renew for a one year period on each subsequent anniversary date of the effective date.  The Company may give written notice of its intent to terminate this Agreement at anytime. Pursuant to the Agreement, Computer Nerds agrees to charge the Company its cost plus 2% distributor fee. The Company paid approximately $52,000 of the 2% distributor fee during the three months ended March 31, 2012.

In October 2011, the Company issued promissory notes to three officers of the Company in an aggregate amount of $150,000. The notes were due in January 2012 and bore interest at a rate of 18% per annum. Accrued interest as of December 31, 2011, amounted to $6,505. Between January 2012 and February 2012, the Company paid off the principal and accrued interest from such promissory notes.

On February 15, 2012, the Company issued a promissory note to a related party, who is a shareholder of the Company, for $25,000. The note bears an annual interest rate of 6% per annum. The principal amount together with accrued interest will be due on the closing date of the Company’s financing pursuant to its February 2012 Private Placement Memorandum. As of March 31, 2012, the balance of such promissory note amounted to $25,000 and was included in due to related parties. On April 30, 2012, the Company paid off the principal and accrued interest from such promissory note.

During fiscal 2011, the Company advanced $2,691 to a shareholder of the Company. This advance is due on demand and non-interest bearing. Such advance was collected on April 30, 2012.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Consulting Contracts

In December 2011, the Company entered into a 6 month investment banking and financial advisor agreement pursuant to which it agreed to act as an exclusive investment banking consultant (the “Consultant”) for the Company. The Company shall pay the Consultant 10% of gross proceeds raised from a private placement financings and warrants to purchase shares of the Company’s common stock equal to 10% of the number of shares sold from such private placement financings. The Company shall pay a $25,000 retainer fee for its services whereby $12,500 of the retainer fee shall be creditable against cash commissions payable to such Consultant. Between December 2011 and February 2012, the Company paid the $25,000 retainer.

Additionally, in December 2011, the Company entered into a consulting and advisory agreement with the same Consultant (see above) which term is from the date of this agreement through the 3 year anniversary of the final closing of the financing of the Company’s convertible promissory note as defined in the agreement. The Company shall pay $5,000 commencing on the month following the initial closing of the financing. During the three months ended March 31, 2012, the Company issued 4,200,000 shares of the Company’s Common stock pursuant to the terms of the consulting agreement (see Note 7). The 4,200,000 shares are subject to a re-purchase in the event that there has been no closing of the financing after 1 year pursuant to this agreement.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2012

NOTE 9 – COMMITMENTS AND CONTINGENCIES (continued)

In July 2011, the Company entered into a 4 year Rebate Agreement (the “Agreement”) with a distributor. The Company received a one-time advance rebate allowance of $375,000 and marketing allowance of $25,000 whereby the Company will purchase at least 90% of the Company’s monthly purchase requirements of products for sale from such distributor. Pursuant to the Agreement, the Company is eligible to receive volume cash discount, volume flat rebates, marketing rebate and annual growth rebates as defined in the Agreement. The allowance is subject to a repayment claw back provision upon the occurrence of either (i) the acquisition of the Company by a third party including the sale of all or substantially all of the Company’s equity or assets, a merger, or transaction resulting in a change of control or (ii) the Company does not honor its purchase commitments for 2 or 3 consecutive months in a 12 months period. If a repayment claw back occurs, the Company shall pay back the unearned portion of any discounts, rebates and allowances paid by the distributor. The Company recorded the advance rebate and marketing allowance as deferred discount as reflected in the accompanying consolidated balance sheets. The Company amortizes the advance rebate to cost of sales and amortizes the advance marketing allowance to expense over the term of the Agreement. Deferred discount- short term at March 31, 2012 and December 31, 2011 was $100,000 and will be amortized within a year. Deferred discount- long term at March 31, 2012 and December 31, 2011 was $225,000 and $250,000, respectively, and will be amortized over the remaining term of the agreement beyond one year period.

Operating Lease

A lease agreement was signed for office and warehousing space located in Broward County, Florida with an initial term commencing on June 1, 2011 and expiring on July 31, 2014. Such office space consists of approximately 6,962 square feet and serves as the corporate headquarters of the Company and its subsidiary, Lamfis. There are no minimum, contingent or sublease arrangements in the lease.  Future minimum rental payments required under this operating lease are as follows:

●	Period ending December 31, 2012 $39,073
●	Period ending December 31, 2013 $53,027
●	Thereafter $31,311

Included in the lease is a $10,345 credit against rent due for work performed by the Company for leasehold improvements to office and warehousing space.  This is not reflected in the numbers above.

In August 2011, the Company entered into an amendment agreement whereby the lease for an office and warehousing space located in San Diego, California was extended up to September 30, 2012 which serves as the headquarters of the Company’s subsidiary, Superwarehouse. The monthly base rent for the extended period shall be $1,993. Future minimum rental payments required under this operating lease are as follows:

●	Period ending December 31, 2012 $11,958

Rent expense was $24,079 and $3,210 for the three months ended March 31, 2012 and 2011, respectively.

NOTE 10 - SUBSEQUENT EVENTS

Between April 30, 2012 and May 4, 2012 the Company sold in aggregate 6,785,714 shares of the Company’s common stock at $0.07 per share in a private placement which resulted in gross proceeds to us of $475,000.  The Company paid private placement commissions or finder’s fees in cash for $44,500 (net of $12,500 of creditable retainer fee – see Note 9) and 678,571 warrants to purchase the Company’s common stock in connection with this transaction. The Company also paid related private placement fees of $1,750. The Company used the net proceeds to pay off a $25,000 loan to a related party (see Note 8) and as payment of a purchase price in connection with a Stock Repurchase Agreement on May 7, 2011 (see below).

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2012

NOTE 10 - SUBSEQUENT EVENTS (continued)

On May 7, 2012, the Company, Proguard Acquisition Corp. (”Proguard”) and Proguard Acquisition Subsidiary Corp., Proguard’s newly-formed, wholly-owned Florida subsidiary (the “Acquisition Sub”) closed the reverse merger and related transactions contemplated by the Agreement of Merger and Plan of Reorganization dated April 27, 2012 (the “Merger Agreement”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), the Acquisition Sub merged with and into the Company, and the Company, as the surviving corporation, became a wholly-owned subsidiary of Proguard.  In the Merger, in exchange for all of the issued and outstanding capital stock of the Company, Proguard issued to the Company’s shareholders, 127,989,517 shares of Proguard’s common stock, which, after giving effect to the stock repurchase described below, represented approximately 97.2% of Proguard’s outstanding common stock, giving no effect to the shares of its common stock underlying the Exchange Warrants.

At closing, Proguard also issued to the Company’s shareholders who were also warrant holders, warrants to purchase 15,075,571 shares of Proguard’s common stock exercise prices ranging from $0.07 to $0.50 per share (the “Exchange Warrants”) in exchange for identical warrants to purchase the Company’s common stock which were held by the warrant holders immediately prior to closing.  The expiration date of each Exchange Warrant is identical to the Company’s warrant for which it was exchanged. The exercise price of the Exchange Warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions.  Warrants to purchase 678,571 shares of Proguard’s common stock with an exercise price of $0.07 per share are exercisable on a cashless basis.  Warrants to purchase an additional 14,397,000 shares of Proguard’s common stock with exercise prices ranging from $0.15 to $0.50 per share are callable by us, upon 30 days notice, at a call price of $0.001 per share if Proguard’s stock is currently quoted for trading in the over the counter market, the closing price of Proguard’s common stock equals or exceeds certain base thresholds for five consecutive trading days and there is an effective registration statement covering the resale of the shares of Proguard’s common stock underlying those Exchange Warrants.  This means that holders of these Exchange Warrants will have 30 days from the date the warrants are called to exercise the Exchange Warrants.  Any warrant which has been called but remains unexercised by the call date will automatically terminate and no longer entitle the holder to exercise such warrant or to receive any consideration therefore, other than the call price.

The transaction was accounted for as a reverse merger and recapitalization of the Company whereby the Company is considered the acquirer for accounting purposes.

Upon the closing of the Merger, Proguard’s officers and directors resigned and simultaneously with the Merger a new board of directors and new officers were appointed. David A. Kriegstein, the Chief Executive Officer of the Company, was appointed as Proguard’s Chief Executive Officer, President and Director, and Jason Merrick, the Chief Financial Officer of the Company, was appointed as Proguard’s Chief Financial Officer, Treasurer and Director.

RANDOM SOURCE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2012

NOTE 10 - SUBSEQUENT EVENTS (continued)

On May 7, 2012 the Company also entered into a Stock Repurchase Agreement (the “Stock Repurchase Agreement”) with the then majority shareholders of Proguard pursuant to which the Company purchased 1,700,000 shares of Proguard’s common stock (the “Insiders’ Shares”) for $304,000.  The purchase price was paid by $250,000 at closing and delivery of a 90 day secured promissory note (the “Purchase Note”) in the principal amount of $54,000.  At closing the Company also prepaid interest under the Purchase Note in the amount of $1,068.  In order to secure the timely payment of the Purchase Note, at closing Proguard issued 2,000,000 shares of its common stock in the name of “Eugene M. Kennedy” (the “Escrow Shares”), which such shares will be held by him in escrow pursuant to the terms of the Escrow Agreement between the parties.  In the event the Purchase Note is paid on or before the maturity date, the certificate representing the Escrow Shares will be returned to the Company for cancellation.  In the event, however, the Purchase Note is not paid on or before the maturity date, pursuant to the terms of the escrow agreement the Escrow Shares will be forfeited in full satisfaction of the Purchase Note.  Following the closing of the Stock Repurchase Agreement, the Insiders’ Shares were cancelled and returned to the status of authorized but unissued shares of Proguard’s common stock.

The Company has evaluated events and transactions that occurred subsequent to March 31, 2012, through the date the consolidated financial statements were issued, for potential recognition or disclosure in the accompanying consolidated financial statements.  Other than the disclosures shown, the Company did not identify any events or transactions through date the consolidated financial statements were issued, that should be recognized or disclosed in the accompanying consolidated financial statement.